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                                                                     EXHIBIT A

                       WATERHOUSE INVESTOR SERVICES, INC. AND SUBSIDIARIES
                 COMPUTATION OF EARNINGS PER COMMON AND COMMON EQUIVALENT SHARES


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
                                           Three Months Ended               Three Months Ended
                                            November 30, 1995               November 30, 1994
                                        Primary     Fully Diluted       Primary     Fully Diluted
                                        -------     -------------       -------     -------------
Weighted average number of common
  shares issued at beginning of
  period                             11,698,346        11,698,346    11,751,798        11,751,798

Weighted average number of common
  shares issued pursuant to the
  exercise of stock options               1,836             1,631            --                --

Weighted average number of common
  shares issuable assuming full
  conversion of 6% convertible
  subordinated notes                         --         2,072,650            --         2,072,650

Weighted average number of common
  shares held in treasury              (250,002)         (250,002)     (250,002)         (250,002)

Common shares issuable assuming
  stock options outstanding were
  exercised at the beginning of
  the period.                           178,013           176,010        19,518            19,518
                                        -------           -------        ------            ------
Weighted average number of common
  and common equivalent shares
  outstanding at end of period       11,628,193        13,698,635    11,521,314        13,593,964
                                     ==========        ==========    ==========        ==========
Earnings applicable for common
  shares                             $6,232,213        $6,637,431    $3,664,522        $4,086,472

Earnings per common and common
  equivalent shares                        $.54              $.48          $.32              $.30

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